UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 30, 2013

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, at the annual meeting of stockholders of Taylor Capital Group, Inc. (the “Company”) held on May 30, 2013 (the “2013 Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated By-laws, as amended on March 28, 2013 (the “By-laws”), to correct a typographical error with respect to the number of directors permitted to serve on the Company’s board of directors (the “Board”), which had been included in the form of the By-laws adopted by the Company’s stockholders at its previous annual meeting of stockholders held on May 31, 2012 (the “2012 Annual Meeting”).  Specifically, Section 3.2 of the form of By-laws as presented and adopted at the 2012 Annual Meeting erroneously provided that the Board consist of a range of between eleven (11) and thirteen (13) directors, rather than a range of between eleven (11) and fifteen (15) directors, as had been provided in the Company’s by-laws in effect immediately prior to the 2012 Annual Meeting.  The amendment approved by the Company’s stockholders at the 2013 Annual Meeting corrected this typographical error by properly providing that the Board consist of a range of between eleven (11) and fifteen (15) directors, and became effective immediately upon approval of the stockholders.

A copy of the Company’s Fourth Amended and Restated By-Laws, as amended, is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 30, 2013, the Company held the 2013 Annual Meeting on the ninth floor of its executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018.  Of the 29,088,040 shares of the Company’s common stock eligible to vote at the 2013 Annual Meeting, 26,726,631 shares were represented in person or by proxy, representing approximately 91.88% of the outstanding shares.

At the meeting, the Company’s stockholders re-elected all of the following members of its Board: Bruce W. Taylor, Mark A. Hoppe, Harrison I. Steans, Ronald L. Bliwas, C. Bryan Daniels, Ronald Emanuel, M. Hill Hammock, Elzie L. Higginbottom, Michael H. Moskow, Louise O’Sullivan, Shepherd G. Pryor, IV, Jennifer W. Steans, Jeffrey W. Taylor and Richard W. Tinberg. These directors will hold office until the 2014 annual meeting of stockholders or until their successors are elected and qualified.

The stockholders also approved each of the five additional proposals listed below at the 2013 Annual Meeting.  Further detail on each of the proposals voted on by the stockholders is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2013.

The final results of voting on each of the matters submitted to a vote of stockholders during the 2013 Annual Meeting are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
1. Election of directors:
Bruce W. Taylor	23,768,031	435,409	32,688	2,490,503
Mark A. Hoppe	24,005,650	197,705	32,773	2,490,503
Harrison I. Steans	23,534,815	668,625	32,688	2,490,503
Ronald L. Bliwas	23,983,337	220,103	32,688	2,490,503
C. Bryan Daniels	24,031,726	171,714	32,688	2,490,503
Ronald Emanuel	22,735,078	1,465,727	35,323	2,490,503
M. Hill Hammock	22,791,241	1,412,199	32,688	2,490,503
Elzie L. Higginbottom	24,032,866	170,574	32,688	2,490,503
Michael H. Moskow	23,981,443	221,997	32,688	2,490,503
Louise O’Sullivan	24,035,615	167,740	32,773	2,490,503
Shepherd G. Pryor, IV	22,785,993	1,417,362	32,773	2,490,503
Jennifer W. Steans	23,496,600	706,840	32,688	2,490,503
Jeffrey W. Taylor	23,750,164	453,276	32,688	2,490,503
Richard W. Tinberg	23,478,825	725,215	32,088	2,490,503

	Votes For	Votes Against	Abstentions	Broker Non-Votes
2. To approve, in a non-binding, advisory vote, the executive compensation described in the proxy statement for the 2013 Annual Meeting (a “say-on-pay proposal”)	23,117,509	1,076,028	42,591	2,490,503

	Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non- Votes
3. To recommend, in a non-binding, advisory vote, the frequency with which stockholders will vote on say-on-pay proposals in the future	21,727,095	649,963	1,771,008	88,062	2,490,503

	Votes For	Votes Against	Abstentions	Broker Non-Votes
4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year	26,653,510	41,433	31,688	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
5. To approve an amendment to the By-Laws	24,138,378	49,431	48,319	2,490,503

	Votes For	Votes Against	Abstentions	Broker Non-Votes
6. To approve the Company’s 2013 Success Plan	23,208,256	972,833	55,039	2,490,503

Based upon the results of voting on Proposal 3, and consistent with the Board’s previous recommendation, the Board has determined that the Company’s stockholders will vote on a say-on-pay proposal every year until the next required vote on the frequency of such say-on-pay proposals.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Fourth Amended and Restated By-laws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2013

TAYLOR CAPITAL GROUP, INC.

/s/	Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary